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                         Exhibit 4.1 -- Board Resolution

                       UNANIMOUS WRITTEN CONSENT TO ACTION
                          BY THE BOARD OF DIRECTORS OF
                               MULLER MEDIA, INC.
               IN LIEU OF SPECIAL MEETING DATED SEPTEMBER 16, 2002


The Board of Directors of Muller Media, Inc. Corporation, a Nevada Corporation, (the "Corporation"), by consent in writing pursuant to the authority contained in the corporate law and without the formality of convening a meeting, does hereby consent to the taking of the following action and the adoption of the following resolutions, such action and resolutions to have the same force and effect as though duly taken and adopted at a meeting of the directors, duly called and held:

RESOLVED: The Company hired the consulting services of Dan Rubin to assist the Company with merger and acquisition strategies.

The Officers of the Company are authorized to take any and all actions and execute any and all documents which they deem necessary or appropriate to hire services of Dan Rubin. This includes filing a Form S-8 Registration with the U.S. Securities and Exchange Commission.

FURTHER RESOLVED: That the Company file a Form S-8 with the U.S. Securities and Exchange Commission to compensate Dan Rubin. for its services with five hundred thousand (500,000) common shares from the Company.

FURTHER RESOLVED: That the Corporation shall give to Pacific Stock Transfer, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada, the authorized transfer agent of Muller Media, Inc. stock, the authority to issue 500,000 common shares of Muller Media, Inc. common stock from its Treasury into the name of Dan Rubin, as soon as the Form S-8 has been approved by the U. S. Securities and Exchange Commission

Executed  this  16th  day  of  September,  2002.

Authorized  by  Board  of  Directors

/s/ C. S. Postelnik
---------------------------------------------------------
Signed:  Clifford S. Postelnik
         Director, Vice-president and Secretary


500,000 Shares, number of Shares to be issued to Dan Rubin pursuant to this agreement.